UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of May 1, 2006, National Medical Health Card Systems, Inc.’s (“NMHC”) wholly-owned subsidiary, NMHCRx Mail Order, Inc. (“NMHC Mail”), entered into a Prime Vendor Agreement with AmericsourceBergen Drug Corporation (“ABDC”)(the “Agreement”). Pursuant to the Agreement, NMHC Mail agrees that ABDC will be the primary supplier of pharmaceuticals for its mail service operations. NMHC Mail will pay for the pharmaceuticals on a discount off cost basis. The Agreement expires on April 30, 2010 and extends on a month-to-month basis until either party gives at least 90 days notice to the other to its intent not to extend the term of the agreement.

Item 8.01. Other Events.

Attached as Exhibit 99.1 is NMHC’s slide presentation given at recent investor conferences.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
99.1	NMHC Slide Presentation for Investor Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

By:	/s/ Stuart Diamond
Name:	Stuart Diamond
Title:	Chief Financial Officer